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                                                                    Exhibit j(2)


[HAMADA & MATSUMOTO LETTERHEAD]



                                                               February 11, 2002

Credit Suisse Japan Growth Fund, Inc.
466 Lexington Avenue
New York, New York 10017-3147


Ladies and Gentlemen:

We have acted as legal counsel to Credit Suisse Japan Growth Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland, as to matters of Japanese law.

We hereby confirm that the information concerning Japanese law set forth under the caption "Foreign Taxes" in the section entitled "ADDITIONAL INFORMATION CONCERNING TAXES" in the Statement of Additional Information ("SAI") dated February 28, 2002 contained in the Fund's Registration Statement on Form N-1A, as amended (the "Registration Statement"), has been reviewed by us and in our opinion is correct. In addition, we hereby consent to the reference to us in the SAI and to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement.


                                                Very truly yours,

                                               HAMADA & MATSUMOTO



                                               By: /s/ Yogo Kimura
                                                   ---------------
                                                 Attorney-at-law
                                                  Yogo Kimura